UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 13, 2017

BIOTECH PRODUCTS SERVICES AND RESEARCH, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-55008	47-4180540
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

4045 Sheridan Avenue, Suite 239 Miami, FL	33140
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (888) 963-7881

N/A

(Former name or former address, if changed since last report)

With a copy to:

Philip Magri, Esq.

Magri Law, LLC

2642 NE 9th Avenue

Fort Lauderdale, FL 33334

T: 646.502.5900

F: 646.826.9200

pmagri@magrilaw.com

www.MagriLaw.com

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.03 AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR.

Second Amended and Restated By-laws

On December 13, 2017, the Board of Directors of Biotech Products Services and Research, Inc., a Nevada corporation (the “Company”), approved and adopted an amendment (the “Amendment”) to the Company’s Amended and Restated By-laws (the “By-laws”).

Pursuant to the Amendment, the definition of the term “supermajority” under Section 4.08(d) of the By-laws of was amended by deleting subsection (i) which stated that the definition of “supermajority” shall be “all of the members if there are three (3) or less members on the Board who are entitled to vote on the matter(s) presented to the Board.” As a result of the Amendment, pursuant to Section 4.08(b) of the By-laws, if there are three (3) or less members on the Board who are entitled to vote on the matters(s) presented to the Board at which are quorum is present, the affirmative vote of a majority of the directors present, unless a different vote be required by law, the Articles of Incorporation or the By-laws, shall be required for all questions and business presented to the Board.

A copy of the Second Amended and Restated By-laws is filed as Exhibit 3.1 to this Form 8-K and is incorporated by reference herein.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit No.:	Document Description:
3.1	Second Amended and Restated By-laws of Biotech Products Services and Research, Inc.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOTECH PRODUCTS SERVICES AND RESEARCH, INC.

Dated: December 18, 2017	By:	/s/ Albert Mitrani
Albert Mitrani
President and Chief Executive Officer
(Principal Executive Officer)

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